UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LendingClub Corporation (Exact name of registrant as specified in its charter)

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, California 94105
(Address of principal executive offices and zip code)

2014 Equity Incentive Plan
2014 Employee Stock Purchase Plan
(Full title of the plan)

Scott Sanborn
President and Chief Executive Officer
LendingClub Corporation
71 Stevenson St., Suite 300
San Francisco, California 94105
(Name and address of agent for service)

(415) 632-5600
(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter, Esq.	Russell S. Elmer, Esq.
Amanda Rose, Esq.	Scott A. Booth, Esq.
Fenwick & West LLP	LendingClub Corporation
Silicon Valley Center	71 Stevenson Street, Suite 300
801 California Street	San Francisco, California 94105
Mountain View, California 94041	(415) 632-5600
(650) 988-8500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share
— To be issued under the 2014 Equity Incentive Plan	24,457,942 (2)	$5.92 (4)	$144,791,017	$16,782
— To be issued under the 2014 Employee Stock Purchase Plan	4,607,095 (3)	$5.03 (4)	$23,173,688	$2,686
Total	29,065,037		$167,964,705	$19,468

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Represents an automatic increase to the number of shares available for issuance under the 2014 Equity Incentive Plan effective January 1, 2017.

(3)	Represents an automatic increase to the number of shares available for issuance under the 2014 Employee Stock Purchase Plan effective January 1, 2017.

(4)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 28, 2017. In the case of the 2014 Employee Stock Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the 2014 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, LendingClub Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 29,065,037 additional shares of Common Stock under the Registrant’s 2014 Equity Incentive Plan (the “EIP”) and under the Registrant’s 2014 Employee Stock Purchase Plan (the “ ESPP ” and together with the EIP, the “Plans”), pursuant to the provisions of the Plans providing for an automatic increase in the number of shares reserved for issuance under such Plans on January 1 of each year. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on December 2, 2014 (Registration No. 333-200676) and September 16, 2016 (Registration No. 333-213647). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 28, 2017;

(b)
all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36771) filed with the Commission on December 4, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5.	Interests of Named Experts and Counsel
An investment fund affiliated with Fenwick & West LLP owns shares of the Registrant's common stock representing less than 0.00003% of the Registrant’s common stock as of December 31, 2016.

Item 8.	Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Legal Opinion of Fenwick & West LLP					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (See the signature page of this Registration Statement)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 5th, 2017.

LendingClub Corporation
(Registrant)

By:	/s/ Scott Sanborn
Scott Sanborn
President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of LendingClub Corporation, a Delaware corporation, do hereby constitute and appoint Scott Sanborn, President and Chief Executive Officer and Thomas Casey, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Sanborn	President, Chief Executive Officer and Director	May 5, 2017
Scott Sanborn	(Principal Executive Officer)

/s/ Thomas Casey	Chief Financial Officer	May 5, 2017
Thomas Casey	(Principal Financial Officer)

/s/ Bradley Coleman	Corporate Controller	May 5, 2017
Bradley Coleman	(Principal Accounting Officer)

/s/ Daniel Ciporin	Director	May 5, 2017
Daniel Ciporin

/s/ Jeffrey Crowe	Director	May 5, 2017
Jeffrey Crowe

/s/ John J. Mack	Director	May 5, 2017
John J. Mack

/s/ Timothy Mayopoulos	Director	May 5, 2017
Timothy Mayopoulos

/s/ Mary Meeker	Director	May 5, 2017
Mary Meeker

/s/ John C. (Hans) Morris	Director	May 5, 2017
John C. (Hans) Morris

/s/ Lawrence Summers	Director	May 5, 2017
Lawrence Summers

/s/ Simon Williams	Director	May 5, 2017
Simon Williams

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Legal Opinion of Fenwick & West LLP					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (See the signature page of this Registration Statement)					X